THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

ORAMED PHARMACEUTICALS INC.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

UNITS

NON-UNITED STATES RESIDENT PURCHASERS

NON CANADIAN PURCHASERS

INSTRUCTIONS TO PURCHASER

1.	The purchaser is to complete all the information in the boxes on page 1 and sign where indicated with an “X”.
2.	All other information must be filled in where appropriate.

This is  Page 1 of 10 pages of a subscription agreement and related appendices, schedules and forms. Collectively, these pages together are referred to as the “Subscription Agreement”.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	ORAMED PHARMACEUTICALS INC. (the “Issuer”), of 2 Elza Street, Jerusalem, Israel 93706

Subject and pursuant to the terms set out in the Terms on pages 2 to 3 and the General Provisions on pages 4 to 10, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

Units
US$0.50 per Unit for a total purchase price of US$
The Purchaser owns, directly or indirectly, the following securities of the Issuer:

[Check if applicable] The Purchaser is [ ] an insider of the Issuer or [ ] a member of the professional group

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Name to appear on certificate	Name and account reference, if applicable

Account reference if applicable	Contact name

Address	Address

Telephone Number

EXECUTED by the Purchaser this _______ day of April, 2007. By executing this Subscription Agreement, the Purchaser certifies that the Purchaser and any beneficial purchaser for whom the Purchaser is acting is resident in the jurisdiction shown as the “Address of Purchaser”.

WITNESS:	EXECUTION BY PURCHASER:
X
Signature of Witness	Signature of individual (if Purchaser is an individual)
X
Name of Witness	Authorized signatory (if Purchaser is not an individual)

Address of Witness	Name of Purchaser (please print)

Name of authorized signatory (please print)
Accepted this _____ day of April, 2007
ORAMED PHARMACEUTICALS INC..	Address of Purchaser (residence)
Per:
Telephone Number
Authorized Signatory
E-mail address

Social Security/Insurance No.:

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 2 to 3 and the General Provisions on pages 4 to 10. If funds are delivered to the Company’s lawyers, they are authorized to immediately release the funds to the Issuer.

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TERMS

Reference date of this Subscription Agreement	April _____, 2007 (the “Agreement Date”)

THE OFFERING

The Issuer	Oramed Pharmaceuticals Inc. (the “Issuer”)
Offering

The offering consists of units (the “Units”) of the Issuer, each Unit consists of one common share (a “Share”) and one non-transferable share purchase warrant (a “Warrant”).

Each Warrant will entitle the Purchaser to purchase one additional common share of the Company (a “Warrant Share”) at a price of $0.75 per Warrant Share for a period of three years from Closing.

Purchased Securities	The “Purchased Securities” under this Subscription Agreement are Units.
Finder’s Fee	The Issuer shall pay a finders fee to finders who introduce qualified investors who participate in the offering in amounts negotiated with the finders.
No Minimum or Maximum	There is no minimum or maximum offering. The Issuer may close on any subscription amounts it receives and it may close the offering in tranches.
Issue Price	US$0.50 per Unit
Warrants

The Warrants will be non-transferable and be issued and registered in the name of the purchasers or their nominees.

The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer’s common shares, the payment of stock dividends and the amalgamation of the Issuer.

The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

Selling Jurisdictions	The Units may be sold in jurisdictions where they may be lawfully sold (the “Selling Jurisdictions”).
Exemptions	The offering will be made in accordance with any exemptions that may be available under the securities laws of the Selling Jurisdictions.
Registration of Securities

The Securities acquired by the Purchasers are restricted under Rule 144. The Issuer will use its best efforts to file a registration statement within 60 days of closing have it declared effective within 120 days of closing so that the Securities may be sold in the market.

Resale restrictions and legends	The Purchaser acknowledges that the certificates representing the Purchased Securities will bear the following legend:

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“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE 1933 ACT.”

Purchasers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.
Closing Date

The completion of the sale and purchase of the Units will take place in one or more closings, on a date or dates as agreed to by the Issuer and the Purchaser. Payment for, and delivery of the Units, is scheduled to occur on or about May ___, 2007 or such later date as may be agreed upon by the Issuer and the Purchaser (the “Closing Date”).

Additional definitions	In the Subscription Agreement, the following words have the following meanings unless otherwise indicated:
“Securities” means the Shares, the Warrants and the Warrant Shares.

THE ISSUER AND PAYMENT INSTRUCTIONS

Jurisdiction of organization	The Issuer is incorporated under the laws of the State of Nevada.
Stock exchange listings	Certain market makers make market in the Issuer’s stock on the US over the counter bulletin board
“Securities Legislation Applicable to the Issuer”

The “Securities Legislation Applicable to the Issuer” are the US Securities Exchange Act of 1934, and the Securities Commission having jurisdiction over the Issuer are the United States Securities and Exchange Commission.

Wire Instructions to Company’s counsel who will deliver funds to the Company on Closing

HSBC BANK USA, NEW YORK ABA: 021 001 088
SWIFT CODE: HKBCCATT
ACCOUNT NO.: 000050881
For further credit to :
HSBC BANK CANADA
885 WEST GEORGIA STREET
VANCOUVER, BRITISH COLUMBIA
V6C 3G1 CANADA
ACCOUNT NAME: CLARK WILSON LLP
U.S. TRUST ACCOUNT NO.: 491689-002
TRANSIT NO.: 10020
BANK CODE: 16
Instruct your bank to quote your name and Oramed file number 30513-1

END OF TERMS

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GENERAL PROVISIONS

1.	DEFINITIONS

1.1          In the Subscription Agreement (including the first (cover) page, the Terms on pages 2 to 3 and the General Provisions on pages 4 to 10, the following words have the following meanings unless otherwise indicated:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;
(b)

“Applicable Legislation” means the Securities Legislation Applicable to the Issuer (as defined on page 3) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

(c)	“Closing” means the completion of the sale and purchase of the Purchased Securities;
(d)	“Closing Date” has the meaning assigned in the Terms;
(e)	“Closing Year” means the calendar year in which the Closing takes place;
(f)

“Commissions” means the Commissions with Jurisdiction over the Issuer (as defined on page 3) and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;

(g)	“Final Closing” means the last closing under the Private Placement;
(h)	“General Provisions” means those portions of the Subscription Agreement headed “General Provisions” and contained on pages 4 to 10;
(i)	“Private Placement” means the offering of the Purchased Securities on the terms and conditions of this Subscription Agreement;
(j)	“Purchased Securities” has the meaning assigned in the Terms;
(k)	“Regulatory Authorities” means the Commissions;
(l)	“Securities” has the meaning assigned in the Terms;
(m)	“Share” means a common share in the capital of the Company;
(n)	“Subscription Agreement” means the first (cover) page, the Terms on pages 2 to 3 and the General Provisions on pages 4 to 10;
(o)	“Terms” means those portions of the Subscription Agreement headed “Terms” and contained on pages 2 to 3.
(p)	“Warrant” means the warrant evidencing the right to purchase a “Warrant Share at a price of $0.75 per Warrant Share for a period of three years from Closing; and
(q)	“Warrant Share” means one additional common share of the Company issued upon exercise of a Warrant.

1.2          In the Subscription Agreement, the following terms have the meanings defined in Regulation S: “Directed Selling Efforts”, “Foreign Issuer”, “Substantial U.S. Market Interest”, “U.S. Person” and “United States”.

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1.3	In the Subscription Agreement, unless otherwise specified, currencies are indicated in US dollars.

1.4          In the Subscription Agreement, other words and phrases that are capitalized have the meanings assigned to them in the body hereof.

2.	ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER
2.1	Acknowledgements concerning offering

The Purchaser acknowledges that:

(a)

none of the Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case in accordance with applicable state and provincial securities laws;

(b)	the Purchaser acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;
(c)

the decision to execute this Agreement and acquire the Purchased Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the Securities and Exchange Commission (the "SEC");

(d)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;
(e)	there is no government or other insurance covering any of the Purchased Securities;
(f)	there are risks associated with an investment in the Purchased Securities;
(g)

the Purchaser has not acquired the Purchased Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Purchaser may sell or otherwise dispose of the Securities pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(h)

the Purchaser and the Purchaser's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Purchased Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(i)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Purchaser during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Purchased Securities hereunder have been made available for inspection by the Purchaser, the Purchaser's lawyer and/or advisor(s);

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(j)

the Purchaser will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to the Company in connection therewith;

(k)

the Purchased Securities are not listed on any stock exchange or automated dealer quotation system and no representation has been made to the Purchaser that any of the Purchased Securities will become listed on any stock exchange or automated dealer quotation system, except that currently market makers make a market for the Company's common shares on the NASD's OTC Bulletin Board;

(l)

the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

(m)

the statutory and regulatory basis for the exemption claimed for the offer of the Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state and provincial securities laws;

(n)

the Purchaser has been advised to consult the Purchaser's own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Purchaser is resident in connection with the distribution of the Purchased Securities hereunder, and
(ii)	applicable resale restrictions;
(o)

this Agreement is not enforceable by the Purchaser unless it has been accepted by the Company, and the Purchaser acknowledges and agrees that the Company reserves the right to reject any subscription for any reason; and

2.2          By executing and delivering this Agreement, each Purchaser will have warranted that it has investigated the securities laws and rules applicable to its jurisdiction of residence and warrants to the Issuer that the issuance of the Securities to the Purchaser complies with the applicable securities laws without further action or filings by the Issuer in that jurisdiction.

2.3	Representations by the purchaser

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

(a)

the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Purchaser;

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(b)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(c)	the Purchaser has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms;
(d)	the Purchaser is not acquiring the Purchased Securities for the account or benefit of, directly or indirectly, any U.S. Person;
(e)	the Purchaser is not a U.S. Person;
(f)	the Purchaser is resident in the jurisdiction set out under the heading "Name and Address of Purchaser" on the signature page of this Agreement;
(g)

the sale of the Purchased Securities to the Purchaser as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Purchaser;

(h)

the Purchaser is acquiring the Purchased Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(i)

the Purchaser is outside the United States when receiving and executing this Agreement and is acquiring the Purchased Securities as principal for the Purchaser's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

(j)

the Purchaser is not an underwriter of, or dealer in, the common shares of the Company, nor is the Purchaser participating, pursuant to a contractual agreement or otherwise, in the distribution of the Purchased Securities;

(k)

the Purchaser (i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(l)

the Purchaser acknowledges that the Purchaser has not acquired the Purchased Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Purchaser may sell or otherwise dispose of the Securities pursuant to registration of the Securities pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(m)

the Purchaser understands and agrees that none of the Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

Subscription Agreement (with related appendices, schedules and forms)	Page 8 of 10

(n)

the Purchaser understands and agrees that offers and sales of any of the Securities prior to the expiration of a period of one year after the date of original issuance of the Securities (the one year period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(o)

the Purchaser understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(p)

the Purchaser understands and agrees that the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(q)

the Purchaser is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(r)	no person has made to the Purchaser any written or oral representations:
(i)	that any person will resell or repurchase any of the Securities;
(ii)	that any person will refund the purchase price of any of the Securities;
(iii)	as to the future price or value of any of the Securities; or
(iv)

that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system.

2.4	Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 2 to 3 and the General Provisions on pages 4 to 10 are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 2 to 3 and the General Provisions on pages 4 to 10 which takes place prior to the Closing.

2.5	Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

3.	RESALE OF SECURITIES

3.1          The Securities have not been registered under the 1933 Act and are "restricted securities" as defined under Rule 144 and may be resold only if:

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(a)	the sale is to the Issuer;
(b)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S (or such successor rule or regulation then in effect), if available, and in compliance with applicable state securities laws;

(c)

the sale is made pursuant to an exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws;

(d)

the sale is a transaction that does not require registration under the 1933 Act or any applicable state securities laws, and it has prior to such sale furnished to the Issuer an opinion of counsel to that effect reasonably satisfactory to the Issuer; or

(e)	the sale is pursuant to an effective registration statement under the 1933 Act;
3.2	Legends on Certificates

For the period under the 1933 Act when the Securities are “restricted securities” as defined in Rule 144 under the 1933 Act, each certificate representing such Securities shall bear the following legend:

THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE 1933 ACT.

4.	ISSUER'S ACCEPTANCE

The Subscription Agreement, when executed by the Purchaser, and delivered to the Issuer, will constitute a subscription for Securities which will not be binding on the Issuer until accepted by the Issuer by executing the Subscription Agreement in the space provided on the face page(s) of the Agreement and, notwithstanding the Agreement Date, if the Issuer accepts the subscription by the Purchaser, the Subscription Agreement will be entered into on the date of such execution by the Issuer.

5.	CLOSING

5.1          On or before the end of the fifth business day before the Closing Date, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser.

5.2          At Closing, the Issuer will deliver to the Purchaser the certificates representing the Purchased Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee, or as directed by the Purchaser.

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6.	MISCELLANEOUS

6.1          The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

6.2          The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

6.3          The Issuer may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.

6.4          Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Issuer’s having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Issuer considers necessary.

6.5          This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

6.6	Time is of the essence of this Subscription Agreement.

6.7          Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

6.8	The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

6.9          This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

6.10        A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given on page 1.

6.11	This Subscription Agreement is to be read with all changes in gender or number as required by the context.

6.12        This Subscription Agreement will be governed by and construed in accordance with the internal laws of Nevada (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of Nevada with respect to any dispute related to this Subscription Agreement.

END OF GENERAL PROVISIONS

END OF SUBSCRIPTION AGREEMENT